UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        October 2, 2007
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 2, 2007, the Company and Brown Pelican LLC entered into a Third Amendment to Industrial Building Lease with respect to the Company's facility at 7 Esterbrook Drive (f/k/a 3 Computer Drive) in the Cherry Hill Industrial Park, Cherry Hill Township, New Jersey. The Third Amendment to Industrial Building Lease is to be effective as of July 16, 2007, and allows the Company to vacate and surrender to Brown Pelican LLC, on or before October 15, 2007, approximately 41,700 square feet of the total 121,700 square feet of space currently leased by the Company. Effective upon the Company's surrender of the space, base rent shall be reduced by $13,300 per month and the additional rent payable with respect to the surrendered space (the applicable percentage of operating expenses and real estate taxes) will no longer be due.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits:

10  Third Amendment to Industrial Building Lease between inTEST Corporation and Brown Pelican LLC dated as of July 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   October 2, 2007

Exhibit Index

10  Third Amendment to Industrial Building Lease between inTEST Corporation and Brown Pelican LLC dated as of July 16, 2007.